Exhibit 10.9

CONFIDENTIAL

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

                    This Amendment No. 1 (the “Amendment”) is dated as of January 1, 2007 by and among 1st United Bancorp, Inc. (the “Company”), 1st United Bank (the “Bank”) and Warren S. Orlando (the “Executive”).

W I T N E S S E T H:

                    WHEREAS, the Company, the Bank and the Executive entered into an Employment Agreement dated March 4, 2004 (the “Agreement”), and the parties desire to amend the Agreement; and

                    NOW, THEREFORE, in consideration of the Executive’s employment and the mutual covenants herein contained, the Company, the Bank and the Executive hereby agree that the terms of the Agreement are hereby modified and, to the extent inconsistent with the terms of the Agreement, superseded as follows. All other provisions of the Agreement remain as described in the Agreement. All capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

The initial sentence of Section 5(a) of the Agreement shall be replaced in its entirety by the following:

The Executive shall be granted by the Company, pursuant to terms as contained in stock option agreements, stock options in an amount equal to three and one-third percent (3.33%) of the issued and outstanding common stock of the Company from time to time (not including any common stock outstanding as a result of the exercise by the Executive of options granted to him. Any options issued under this provision on or after January 1, 2007 shall vest and become exercisable in five (5) equal increments on the 12, 24, 36, 48 and 60 month anniversaries after the date of grant; provided, however, that notwithstanding any other provision in the Agreement to the contrary, in the event (i) the Executive is terminated by the Company not for “cause” as defined in Section 10(a)(i) of the Agreement, (ii) of a Change of Control, (iii) of the death of the Executive, or (iv) of the Disability of the Executive, then any unvested outstanding options granted under this provision upon the date of one of these events shall become immediately vested and exercisable upon such date.

IN WITNESS WHEREOF, the Company and the Bank have caused this Agreement to be executed and the Executive has hereunto set his hand, all as of the day and year first above written.

1st UNITED BANCORP, INC.

By:	/s/ John Marino

Name: John Marino
Title: President

1st UNITED BANK

By:	/s/ John Marino

Name: John Marino
Title: Chief Operating Officer and Chief Financial Officer

EXECUTIVE:

/s/ Warren Orlando

Warren S. Orlando